EXHIBIT 10.1

EXECUTION COPY

THIRD LIMITED WAIVER TO CREDIT AGREEMENT

This Third Limited Waiver (“Agreement”) to Credit Agreement is entered into as of January 15, 2013 (the “Third Limited Waiver Effective Date”), by and among DIAL GLOBAL, INC. (f/k/a WESTWOOD ONE, INC.), a Delaware corporation (the “Borrower”), and the Lenders party hereto.
RECITALS
WHEREAS, reference is made to that certain Credit Agreement, dated as of October 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement), by and among the Borrower, the Lenders, the L/C Issuers, General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and the L/C Issuers (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and ING Capital LLC, as syndication agent;
WHEREAS, the Borrower and the Lenders entered into that certain Second Amendment and Limited Waiver to Credit Agreement, dated as of November 15, 2012 (the “Limited Waiver”) to waive certain “Anticipated Defaults” (as defined in the Limited Waiver) through December 14, 2012 (the “Initial Waiver Period”);
WHEREAS, the Borrower and the Lenders entered into that certain Second Limited Waiver to Credit Agreement, dated as of December 14, 2012 (the “Second Limited Waiver”) to waive certain “Specified Defaults” (as defined in the Second Limited Waiver), which definition includes the Anticipated Defaults);
WHEREAS, pursuant to the Second Limited Waiver, the Lenders agreed to extend the Initial Waiver Period through January 15, 2013 upon the terms and subject to the conditions set forth therein;
WHEREAS, the Lenders have again agreed to extend the Initial Waiver Period and thereby temporarily waive the Specified Defaults upon the terms and subject to the conditions set forth herein;
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
Section 1.Section References. Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Credit Agreement.
Section 2.Limited Waiver.

2.1    Solely during the Waiver Period (as defined below) and not at any other time, the Lenders hereby agree to temporarily waive the Specified Defaults and the right to accelerate the Obligations as a result thereof. During the Waiver Period, the Specified Defaults shall be deemed not to have occurred or be continuing, and the Administrative Agent and the

Lenders shall have no right to enforce rights or exercise remedies with respect to the Specified Defaults. The waivers provided pursuant to the terms of this Agreement shall automatically and without further action or notice by any party expire on the Limited Waiver Termination Date (as defined below).
2.2    No waiver provided herein shall remain in effect after the Limited Waiver Termination Date. Upon the Limited Waiver Termination Date, (i) the Anticipated Defaults shall be deemed to be Events of Default in full force and effect, having occurred as of September 30, 2012 and continuing uninterrupted thereafter and (ii) all other Specified Defaults shall be deemed to be Events of Default in full force and effect, having occurred as of December 31, 2012 and continuing uninterrupted thereafter, in each case of clauses (i) and (ii), for all purposes, including, without limitation, for purposes of calculating and charging default interest under Section 2.9(c) of the Credit Agreement, and the Administrative Agent and the Lenders shall retain all of the rights and remedies related thereto. This Agreement shall not have the effect of tolling or extending any applicable cure period beyond the period that would have applied absent this Agreement. Nothing in this Agreement shall be deemed to constitute a waiver by the Administrative Agent or the Lenders of any Default, whether now existing or hereafter arising, or of any right or remedy the Administrative Agent or the Lenders may have under any of the Loan Documents or applicable law, except to the extent expressly set forth herein, nor shall the Lenders' execution and delivery of this Agreement establish a course of dealing among the Lenders and the Borrower or in any way obligate the Lenders to hereafter provide any further waiver of any kind, to provide any further time prior to the enforcement of their rights or to provide any other financial accommodations to or on behalf of the Borrower or any other Loan Party.
2.3    Notwithstanding anything to the contrary herein, the Lenders do not now waive, nor do they agree that they will waive in the future, any further Default or Event of Default. Neither this Agreement nor any course of dealing or delay or failure of the Lenders in exercising any right, remedy, power or privilege under or in connection with any Event of Default shall affect any other or future exercise thereof or the existence of any other right, remedy, power or privilege, except to the extent expressly set forth herein; nor shall any single or partial exercise of any such right, remedy, power or privilege or any abandonment or discontinuance of the steps to enforce any such right, remedy, power or privilege (pursuant to this Agreement or otherwise) preclude any further exercise thereof or of any other right, remedy, power or privilege, except to the extent expressly set forth herein.
For the purposes hereof,
“Limited Waiver Termination Date” means the earlier to occur of:
(i) 5:00 p.m. (New York city time) on Thursday, February 28, 2013; or
(ii) the date on which a Limited Waiver Termination Event occurs.

“Limited Waiver Termination Event” means any of the following:
(i) the occurrence of any Event of Default or Default (other than the Specified Defaults), including, without limitation, an Event of Default or Default arising upon the failure by the Borrower to make any payment of interest or fees owing to the Administrative Agent and the Lenders when due;
(ii) any representation or warranty made by any Loan Party in connection with this Agreement shall prove to be false in any material respect (but in all respects if such representation is qualified by “material” or “Material Adverse Effect”) as of the date when made;
(iii) the failure of any Loan Party to comply with any term, condition or covenant set forth in this Agreement;
(iv) any Loan Party modifies or amends its agreements with CBS Radio Inc., in any material manner that is unacceptable to the Required Lenders and such amendment or modification has not been made acceptable to the Required Lenders within three (3) Business Days after written notice to the Borrower of such unacceptability; or
(v) the expiration of the “Waiver Period” under and as defined in the Second Lien Limited Waiver (defined below).
“Waiver Period” means the period beginning on the Second Amendment Effective Date and ending on the Limited Waiver Termination Date.
Section 3.Conditions Precedent. The effectiveness of this Agreement is subject to the following conditions precedent:
3.1    The Administrative Agent shall have received each of the following:
(a)    Agreement. This Agreement, duly executed and delivered by each Loan Party and the Required Lenders;
(b)    Second Lien Waiver. (i) A copy of the amendment and waiver to the Second Lien Credit Agreement entered into by the Loan Parties and the Required Lenders (as defined in the Second Lien Credit Agreement) in the form attached hereto as Exhibit A (the “Second Lien Limited Waiver”) and (ii) evidence satisfactory to the Administrative Agent that such waiver has been executed and delivered and is in full force and effect on or prior to the Third Limited Waiver Effective Date;
(c)    Intercreditor Amendment. An amendment to the Intercreditor Agreement in substantially the form attached hereto as Exhibit B, which shall have been duly executed and delivered by the parties thereto; and

(d)     Term Sheet. The Borrower, Sponsor, and requisite Second Lien Lenders shall have agreed to a non-binding restructuring term sheet (“Term Sheet”) in form and substance acceptable to the Required Lenders.
3.2    The Borrower shall have answered all material questions of CDG Group, LLC with respect to the annual budget initially delivered to the Lenders on January 4th and 5th of 2013.
3.3    The Borrower shall have paid all reasonable and documented accrued and unpaid fees and expenses through the Third Limited Waiver Effective Date of the CDG Group, LLC and Sidley Austin LLP that have been requested pursuant to an invoice delivered to the Chief Financial Officer of the Borrower prior to the Third Limited Waiver Effective Date.
Section 4.Representations and Warranties; Reaffirmation of Grant. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Third Limited Waiver Effective Date immediately after giving effect to this Agreement, (a) all representations and warranties of the Loan Parties set forth in the Credit Agreement and in any other Loan Document (provided that Section 4.5 shall be tested with reference to the Second Limited Waiver Effective Date instead of December 31, 2010 and shall exclude any Material Adverse Effect based on facts disclosed in writing to the Administrative Agent or a representative previously designated by the Lenders to receive such material (the “Lender Designee”) prior to the Third Limited Waiver Effective Date and, further, provided that Section 4.6 of the Credit Agreement is excluded) are true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the Third Limited Waiver Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such earlier date, (b) no Default or Event of Default has occurred and is continuing, (c) the Credit Agreement and all other Loan Documents are and remain legally valid, binding obligations of the Loan Parties, enforceable against each such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, (d) each of the Loan Documents to which such Loan Party is a party pursuant to which a Lien has been granted in favor of the Administrative Agent and all of the Collateral described therein do and shall continue to secure the payment of all Obligations as set forth in such respective Loan Documents and (e) all contracts that generated more than 5% of the consolidated total revenue of the Borrower and its Subsidiaries for the four quarter period ending on September 30, 2012 have been provided to the Administrative Agent. Each Loan Party that is a party to the Guaranty and Security Agreement or any of the Loan Documents pursuant to which a Lien has been granted in favor of the Administrative Agent hereby reaffirms its grant of a security interest in the Collateral to the Administrative Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Obligations.

Section 5.     Release; Covenants; Acknowledgement
5.1    Each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, each L/C Issuer, each Lender and each of their respective Related Persons (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever in connection with the Credit Agreement arising from the beginning of time to and including the Third Limited Waiver Effective Date, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified in the immediately preceding sentence. Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
5.2    Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Loan Party pursuant to the above release. If any Loan Party or any of their successors, assigns or other legal representatives violates the foregoing covenant, each Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys' fees and costs incurred by such Released Party as a result of such violation.
5.3    Each Loan Party represents and warrants that, to its knowledge, there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which any Loan Party may have or claim to have against any Released Party arising with respect to the Obligations, the Credit Agreement, this Agreement or any other Loan Document.
5.4    Each Released Party agrees that nothing set forth in this Section 5 is intended to, nor shall anything set forth in this Section 5 be construed to, terminate any contractual obligations of the Released Parties to the Loan Parties under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect.

5.5    Members of management and any financial advisor of any Loan Party will be reasonably available to the Lenders and their advisors on reasonable advance notice and subject to customary confidentiality arrangements to discuss the operations, prospects, and financial status of the Loan Parties in a manner reasonably satisfactory to the Lenders and the Lender Designee. The Borrower shall (a) conduct onsite in-person weekly meetings with the Lender Designee and representatives separately designated by the Second Lien Lenders (collectively with the Lender Designee, the “Lender Designees”) and provide such Lender Designees with daily access to the Chief Executive Officer and Chief Financial Officer of the Borrower on reasonable notice and (b) provide the Administrative Agent with reasonably detailed weekly updates regarding the Borrower's progress on strategic alternatives and restructuring initiatives. Any failure to comply with any provision of this Section 5.5 shall constitute an immediate Limited Waiver Termination Event.
Section 6.     Survival. All representations and warranties made in this Agreement or any other Loan Document shall survive the execution and delivery of this Agreement, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 7.     Costs and Expenses of the Administrative Agent. The Borrower shall pay on demand all reasonable out-of-pocket and documented costs and expenses of the Administrative Agent (including the reasonable fees, costs and expenses of counsel to the Administrative Agent incurred in connection with the preparation, execution and delivery of this Agreement). The Borrower shall continue to pay the fees and expenses of the CDG Group, LLC in accordance with the Engagement Letter, dated as of October 26, 2012, between the CDG Group, LLC and Sidley Austin LLP.

Section 8.     Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE STATE OF NEW YORK.

Section 9.     Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier (or electronic mail (in PDF format)) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.     Limited Effect. This Agreement relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights, claims or remedies any Lender may have under the Credit Agreement or under any other Loan Document (except as expressly set forth herein) or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.

Section 11.     Ratification by Guarantors; Other Matters.

11.1 Ratification by Guarantors. Each of the Guarantors acknowledges that its consent to this Agreement is not required, but each of the undersigned nevertheless does hereby agree and consent to this Agreement and to the documents and agreements referred to herein. Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Agreement, such Guarantor's guaranty under the Guaranty and Security Agreement shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor's guaranty or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this section. Each of the Guarantors hereby further acknowledges that the Borrower, the Administrative Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Loan Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor's guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor's guaranty.

11.2 Other Matters. The Borrower shall (a) not modify or amend any of its material agreements in a manner materially adverse to the Borrower, taken as a whole with respect to each such agreement, (b) provide updates at least once per week on the status of negotiations with CBS Radio Inc., or more frequently if necessary to keep the Lenders informed of all material developments and consult with the Lenders with respect to such negotiations and developments, (c) cause the Required Professional (as defined in the Second Limited Waiver) to provide a sufficiently detailed oral or written weekly report to the Lenders and CDG Group, LLC describing his efforts from the prior week, and make the Required Professional available to discuss such efforts with the Lenders and CDG Group, LLC with reasonable advance notice, (d) provide a weekly analysis of upfront sales on an account-level basis to the Lender Designees for their eyes only, provided that the Lender Designees may prepare and deliver to the Lenders and Second Lien Lenders a high level summary thereof provided that such summary shall have been previously reviewed by, and shall be in form and substance reasonably acceptable to, the Borrower, (e) deliver (i) a final budget for the 2013 calendar year in form, scope and substance acceptable to the Required Lenders in their reasonable discretion, which shall include a monthly income statement, balance sheet and cash flow statement, in each case incorporating revised major contracts terms, revised sales compensation, restructuring costs, and other cost savings and (ii) forecasted quarterly income statements, balance sheet and cash flow statements through the term of the Facilities, in form, scope and substance acceptable to the Required Lenders in their reasonable discretion, in each case, no later than February 1, 2013, including a detailed set of assumptions on which such final budget and forecast are based, (f) deliver a comprehensive summary of requested modifications to the Credit Agreement by February 1, 2013, (g) execute a binding restructuring support agreement in form, scope and substance acceptable to the Required Lenders by February 22, 2013 and (h) execute and deliver definitive documentation with respect to the “Transaction” as defined in and contemplated by the Term Sheet, all in form, scope and substance acceptable to the Required Lenders, and consummate such Transaction by February 28, 2013. Any failure to comply with the foregoing provisions of this Section 11.2 shall constitute an immediate Limited Waiver Termination Event.
11.3 Additional Fees. Immediately upon the occurrence of the Limited Waiver Termination Date (unless the Transaction occurs on or before such date) without notice, demand or any further action by any party, unless otherwise agreed by the Required Lenders, the Lenders shall thereupon receive a fee in an amount equal to 0.5% of the principal balance of the Obligations as of the Third Limited Waiver Effective Date, paid in kind and added to the outstanding principal balance of the Obligations; provided, however, that no such fee shall be deemed to have been paid in kind or otherwise received by the Lenders, or otherwise be due and payable to the Lenders, if definitive agreements relating to the transactions described in the Term Sheet have been executed and the transactions contemplated thereby, to the extent necessary, have been approved by the stockholders of the Company but consummation of such transactions is conditioned upon compliance with Section 14 and/or termination of registration contemplated by Rule 12g-4, in each case, of the Securities Exchange Act of 1934 and are not consummated for failure to satisfy such conditions for a period after the Limited Waiver Termination Date not to exceed 50 days.
Section 12.     Amendment to Intercreditor Agreement. The Lenders hereby authorize and direct the Administrative Agent to enter into an amendment to the Intercreditor Agreement in substantially the form attached hereto as Exhibit B.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DIAL GLOBAL, INC. (f/k/a WESTWOOD ONE, INC.),
as Borrower

By:     /S/ SPENCER BROWN
Name:    Spencer Brown
Title:    Chief Executive Officer

WESTWOOD ONE PROPERTIES, INC.,
WESTWOOD ONE STATIONS - NYC, INC.,
WESTWOOD ONE RADIO, INC.,
WESTWOOD ONE RADIO NETWORKS, INC.,
WESTWOOD NATIONAL RADIO CORPORATION,
VERGE MEDIA COMPANIES, LLC,
VERGE MEDIA GROUP HOLDINGS, INC,.
VERGE MEDIA INTERMEDIATE HOLDINGS, INC.,
VERGE MEDIA, INC.,
VERGE MEDIA SOLUTIONS, LLC,
EXCELSIOR RADIO NETWORKS, LLC,
EXBT, LLC,
DIAL COMMUNICATIONS GLOBAL MEDIA, LLC,
EXCELSIOR NETWORK GROUP, LLC,
RDG EXCELSIOR HOLDINGS, LLC,
EXCELSIORTM, INC.,
EXCELSIOR MEDIA NETWORKS, LLC,
JPN, LLC,
EXCELSIOR RADIO NETWORK VENTURES, LLC,
EXCELSIOR RADIO HOLDINGS, LLC,
EXCELSIOR MEDIAAMERICA, INC.,
DG RADIO NETWORKS, LLC,
AMERICAN COMEDY NETWORK, LLC, and
GORADIO, LLC,
as Guarantors

By:     /S/ SPENCER BROWN
    Name: Spencer Brown
Title: Chief Executive Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:     /S/ ELLEN D. WEAVER
Name: Ellen D. Weaver
Title: Duly Authorized Signatory

Fortress Credit Opportunities I LP, as a Lender
By: Fortress Credit Opportunities I GP LLC, its general partner

By:     /S/ MARK K. FURSTEIN
Name: Mark K. Furstein
Title: Chief Operating Officer

Fortress Credit Funding III LP, as a Lender
By: Fortress Credit Funding III GP LLC, its general partner

By:    /S/ MARK K. FURSTEIN
Name: Mark K. Furstein
Title: Chief Operating Officer

Fortress Credit Funding IV LP, as a Lender
By: Fortress Credit Funding IV GP LLC, its general partner

By:    /S/ MARK K. FURSTEIN
Name: Mark K. Furstein
Title: Chief Operating Officer

Fortress Credit Investments I LTD, as a Lender

By:    /S/ MARK K. FURSTEIN
Name: Mark K. Furstein
Title: Director

Fortress Credit Investments II LTD, as a Lender

By:    /S/ MARK K. FURSTEIN
Name: Mark K. Furstein
Title: Director

Pangaea CLO 2007-1 LTD.
By: Pangaea CLO Management LLC, as Collateral Manager

By:    /S/ MARK K. FURSTEIN
Name: Mark K. Furstein
Title: Chief Operating Officer

Sargas CLO I LTD.
By: Sargas Asset Management, LLC, as Portfolio Manager

By:    /S/ MARK K. FURSTEIN
Name: Mark K. Furstein
Title: Chief Operating Officer

ING Capital LLC, as a Lender

By:    /S/ STEPHEN M. NETTLER
Name: Stephen M. Nettler
Title: Managing Director

HERCULES TECHNOLOLGY II, L.P.,
a Delaware limited partnership, as a Lender

By: Hercules Technology SBIC Management, LLC, its General Partner

By: Hercules Technology Growth Capital, Inc., its Manager

By:    /S/ BEN BANG
Name: Ben Bang
Title: Senior Counsel

HERCULES TECHNOLOLGY III, L.P.,
a Delaware limited partnership, as a Lender

By: Hercules Technology SBIC Management, LLC, its General Partner

By: Hercules Technology Growth Capital, Inc., its Manager

By:    /S/ BEN BANG
Name: Ben Bang
Title: Senior Counsel

Special Situations Investing Group, Inc.,
as a Lender

By:    /S/ ROBERT G. FRAHM III
Name: Robert G. Frahm III
Title: Authorized Signatory

Royal Bank of Canada, as a Lender

By:    /S/ LESLIE P. VOWELL
Name: Leslie P. Vowell
Title: Attorney-in-Fact

DWS Floating Rate Fund,
By: Deutsche Investment Management Americas, Inc., Investment Advisor

By:    /S/ ANTONIO V. VERSACI
Antonio V. Versaci, Director

By:    /S/ ABDOULAYE THIAM
Name: Abdoulaye Thiam
Title: Vice President

Flagship CLO VI
By: Deutsche Investment Management Americas, Inc.
As Collateral Manager

By:    /S/ ANTONIO V. VERSACI
Antonio V. Versaci, Director

By:    /S/ ABDOULAYE THIAM
Name: Abdoulaye Thiam
Title: Vice President

Flagship CLO V
By: Deutsche Investment Management Americas, Inc.
(as successor in interest to Deutsche Asset Management, Inc.)
As Collateral Manager

By:    /S/ ANTONIO V. VERSACI
Antonio V. Versaci, Director

By:    /S/ ABDOULAYE THIAM
Name: Abdoulaye Thiam
Title: Vice President

Global Leveraged Capital Management, LLC, as Collateral Agent for Global Leveraged Capital Credit Opportunity Fund I, as a Lender

By:    /S/ AVIN DWIVEDY
Name: Avin Dwivedy
Title: Principal

WhiteHorse IV Ltd, as a Lender

By: WhiteHorse Capital Partners, L.P.

Title: Investment Manager

By: WhiteRock Asset Advisors, LLC

Title: General Partner

By:    /S/ JAY CARVELL, CFA
Name: Jay Carvell, CFA
Title: Portfolio Manager

EXHIBIT A
Second Lien Limited Waiver
Refer to Exhibit 10.2

EXHIBIT B
Third Amendment to Intercreditor Agreement
Intentionally omitted.